                                                                   EXHIBIT 99.1



     REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF G&K SERVICES, INC.:

     We have audited the consolidated financial statements of G&K Services, Inc. as of June 28, 2003 and June 29, 2002, and for the two years in the period ended June 28, 2003, and have issued our report thereon dated August 8, 2003 (included elsewhere in this Form 10-K). Our audit also included the financial statement schedule listed in Item 15(a) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


     ERNST & YOUNG LLP

     Minneapolis, Minnesota
     August 8, 2003




                               G&K SERVICES, INC.
          SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                 (IN THOUSANDS)


                                                                  Additions
                                                        ----------------------------
                                        Balance at       Charged to      Charged to
                                       Beginning of      Costs and         Other                          Balance at
          Description                      Year           Expenses        Accounts       Deductions      End of Year
----------------------------------     ------------     ------------    ------------    ------------     -----------
Allowance for Doubtful Accounts
    June 28, 2003                          $3,326           $4,123           $ -           $3,762           $3,687
                                       =============================================================================
    June 29, 2002                          $2,613           $3,477           $ -           $2,764           $3,326
                                       =============================================================================
    June 30, 2001                          $3,138           $2,307           $ -           $2,832           $2,613
                                       =============================================================================